Exhibit 10.1

Execution Copy

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) made and entered into this 1st day of June, 2018, by and between UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”); and VOYAGER THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated April 1, 2014, as previously amended by a First Amendment to Lease Agreement dated December 23, 2015, and a Second Amendment to Lease Agreement (the “Second Amendment”) dated February 5, 2018 (collectively, the “Lease”) for space located on the fourth (4th) floor of the Building (the “Original Premises”) consisting of 29,562 rentable square feet of Premises (as defined in the Lease) located at 75 Sidney Street, Cambridge, Massachusetts; and

WHEREAS, the parties desire to expand the Premises to include 17,931 rentable square feet of additional floor area located on the fifth (5th) floor of the Building (the “Fifth Floor Expansion Area”) as more particularly shown on the attached Exhibit A-2, which will be incorporated into the Lease; the Original Premises and the Fifth Floor Expansion Area will be hereafter collectively referred to as the “Premises”, which shall contain a total area of 47,493 rentable square feet;

WHEREAS, the initial Term of the Lease expires by its terms on December 31, 2024, and the parties desire to extend the initial Term; and

WHEREAS, Landlord and Tenant desire and agree to amend and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1.             Defined Terms.  Capitalized terms used in this Third Amendment which are not defined herein shall have the meanings ascribed thereto in the Lease.  The meanings of capitalized terms defined herein which are also defined in the Lease shall supersede the meanings given thereto in the Lease.

2.             Expansion of the Premises.  The parties acknowledge and agree that the Premises shall be enlarged by the addition of the Fifth Floor Expansion Area upon delivery thereof by Landlord to Tenant, broom-clean with base building systems in good working order, with appropriate decommissioning thereof by the current occupant thereof, and free of claims of other occupants, but otherwise in its current condition, “As Is” and “Where Is,” with no representations or warranty by the Landlord as to the condition thereof or suitability thereof for Tenant’s intended use.  The Fifth Floor Expansion Commencement Date shall be November 16, 2018 (the “Target Date”).  If Landlord does not deliver the Fifth Floor Expansion Area on the Target Date in the condition required herein, then the Fifth Floor Expansion Commencement Date and the payment of Annual Fixed Rent attributed to the Fifth Floor Expansion Area shall be delayed until Landlord delivers the Fifth Floor Expansion Area in the condition required herein.

Tenant covenants that it shall perform Tenant’s Work in the Fifth Floor Expansion Area (as more fully set forth in Paragraph 4 of this Third Amendment) and shall commence payment of Annual Fixed Rent and Additional Rent thereon as provided in Paragraphs 6 and 7 of this Third Amendment.  From and after the Fifth Floor Expansion Commencement Date, the Premises shall contain 47,493 rentable square feet for all purposes including the calculation of Tenant’s share of Operating Expenses and Real Estate Taxes, and any reference in the Lease to Premises shall thereupon and thereafter include and refer to the Fifth Floor Expansion Area, PROVIDED, HOWEVER, that Annual Fixed Rent on the Fifth Floor Expansion Area shall be as set forth in Paragraph 6 of this Third Amendment.  Landlord agrees to provide an allowance to Tenant for the performance of Tenant’s Work as more fully set forth in Paragraph 5 hereof.

3.             Extended Term.  Notwithstanding anything to the contrary in the Lease, the initial Term of the Lease shall be and is hereby extended for the period from January 1, 2025 through November 30, 2026 (the “Extended Term”).  For the avoidance of doubt, Tenant’s rights under Section 2.6 of the Lease shall remain unaffected.

4.             Tenant’s Work.  Tenant shall prepare, at its sole cost and expense, and in full compliance with the provisions of Article IV and Exhibit F of the Lease to the extent not clearly inapplicable, complete plans and specifications (“Tenant’s Plans”) for Tenant’s proposed improvements in the Fifth Floor Expansion Area (herein, “Tenant’s Work”) and shall submit Tenant’s Plans to Landlord or Landlord’s designated representative for approval promptly following the date on which this Third Amendment has been fully executed, which approval shall not be unreasonably withheld, conditioned or delayed, and shall thereupon perform the construction of Tenant’s Work in accordance with such provisions, at Tenant’s sole cost and expense (subject to Landlord’s payment of the Leasehold Improvements Allowance).

5.             Leasehold Improvements Allowance.  The Leasehold Improvements Allowance set forth in Exhibit A and Exhibit E of the Lease, and any other reference thereto in the Lease is hereby supplemented by the addition of the amount of Fifteen and 00/100 Dollars ($15.00) per rentable square foot of the Fifth Floor Expansion Area (the “Supplemental Leasehold Improvements Allowance”).  The Supplemental Leasehold Improvements Allowance shall be due and payable to Tenant in periodic disbursements pursuant to Tenant’s requisitions, but not more than once monthly, and upon receipt by Landlord of appropriate documentation evidencing the completion of work associated with each such requisition, and otherwise in accordance with the provisions of Exhibit E.  The Supplemental Leasehold Improvements Allowance will be applied by Tenant toward costs of design, preparation, renovation and construction of Tenant’s Work within the Fifth Floor Expansion Area, and may also be applied toward non-building related costs including, but not limited to, permitting, space plans, moving, architectural and engineering fees, project management, wiring and cabling, special electrical power distribution, telephone and security systems, and the purchase of furniture, fixtures and equipment used in connection with Tenant’s occupancy.

6.             Annual Fixed Rent and Additional Rent.  Tenant shall pay Annual Fixed Rent and all items of Additional Rent on the Fifth Floor Expansion Area commencing on the date which is thirty (30) days following the Fifth Floor Expansion Commencement Date.  Beginning on such date, and through the first anniversary of the Fifth Floor Expansion Commencement Date, Annual Fixed Rent for the Fifth Floor Expansion Area shall be $83.00 per rentable square foot and thereafter, such rate shall be increased on each anniversary of the Fifth Floor Expansion Commencement Date by three percent (3%).  Annual Fixed Rent for the balance of the Premises during the Extended Term shall be at the same rate per square foot as the Annual Fixed Rent for the Fifth Floor Expansion Area as theretofore escalated.

7.             Parking Privileges.  The provision of Exhibit A entitled “Parking Privileges” is hereby modified and amended to add the following sentence to the end thereof: “Following the Fifth Floor Expansion Commencement Date, Tenant shall be provided with and shall be obligated to pay for an additional twenty-seven (27) parking passes, which payment shall commence on the date which is thirty (30) days following the Fifth Floor Expansion Commencement Date and shall constitute an item of Additional Rent hereunder.”

8.             Counterparts.  This Third Amendment may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.             Ratification of Lease.  Except as expressly supplemented, amended or modified by this Third Amendment, the Lease (including the term extension option contained in Section 2.6 thereof, which shall apply to the Premises as expanded pursuant to this Third Amendment) is hereby ratified and confirmed in all respects, and shall continue in full force and effect.  In the event of any inconsistency between the terms of this Amendment and the Lease, the terms of this Third Amendment shall control.

10.          Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

11.          Mortgagee and Ground Lessor Consent.  Landlord represents to Tenant that Landlord has obtained the consent (if required) of any current Mortgagee and/or Ground Lessor.

12.          Brokers.  Each of Landlord and Tenant represents to the other that it has dealt with no broker or other party that would be entitled to a commission other than Jones Lang LaSalle New England, LLC, and Cushman & Wakefield, both of which shall be paid by Landlord pursuant to a separate agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment the day and year first written above:

LANDLORD:
UP 45/75 SIDNEY STREET, LLC,
a Delaware limited liability company

By:	/s/ Michael Farley
Michael Farley, Vice President

TENANT:

VOYAGER THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Steven M. Paul
Steven M. Paul, its President & CEO

And:	/s/ Jane Henderson
Jane Henderson, its CFO & SVP, Corporate Development

Exhibit A-2

Floor Plan of Fifth Floor Expansion Area